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                                     EXHIBIT 99.4

                              FORM OF STOCK CERTIFICATE


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                                        [LOGO]
                                    SAFECO-Registered Trademark-
                  ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE

                                        SAFECO
                                  MANAGED BOND FUND

                        A SERIES OF SAFECO MANAGED BOND TRUST
                                 SEATTLE, WASHINGTON
This is to certify that,                                     [CUSIP 78643J 206]

                                                                SEE REVERSE FOR
                                                            CERTAIN DEFINITIONS

is the owner of                            of the fully paid and non-assessable
shares of beneficial interest of the SAFECO Managed Bond Fund, Class A, a series of the SAFECO Bond Trust, with par value of $.001, transferable on the books of the Trust in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are received and held subject to the provisions of the Trust Instrument and the Bylaws of the Trust, as amended. In Witness Whereof, SAFECO MANAGED BOND TRUST has caused this certificate to be signed by its duly authorized officers. This certificate is not valid until countersigned by the Transfer Agent.

    Dated:

                                                       SAFECO MANAGED BOND TRUST


/s/ Neal A. Fuller            SAFECO MANAGED BOND TRUST        /s/ David F. Hill
Neal A. Fuller,                     BUSINESS TRUST      David F. Hill, President
Assistant Secretary                      SEAL

                                    DELAWARE, 1996